Exhibit 99.1

              Moldflow Announces Preliminary Results for
                   the Third Quarter of Fiscal 2006

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--April 13, 2006--Moldflow Corporation (NASDAQ: MFLO) today announced preliminary results for its third fiscal quarter ended March 31, 2006. Based upon preliminary financial data, the Company anticipates that revenue will be in the range of approximately $16.2 million to $16.4 million. This compares to the low end of the previous guidance provided by the Company on February 2, 2006 equating to $17.8 million. The Company expects that net income for the third quarter will be at or below the stated guidance.
    Roland Thomas, president and CEO of Moldflow Corporation said, "At the end of our second quarter, we expected that our year-over-year revenue growth would accelerate, however, that was not the case. Our third quarter year-over-year revenue growth was similar to the rates we experienced during our second fiscal quarter. During the third quarter, we saw continued softness in both our European and North American markets spanning across both business units."
    Thomas continued, "While neither business unit was strong during the third quarter, once again the Manufacturing Solutions business unit did not achieve certain of the milestones we had set for it. We have, therefore, taken an aggressive look at our product and geographic penetration strategy and have commenced a significant restructure of this business unit. We believe these actions will accelerate our effort to increase profitability levels as we look ahead to fiscal 2007. We will continue to execute on this restructuring plan during the remainder of fiscal 2006 and will take a related charge associated with this plan in the fourth quarter."
    "In addition, Tim Triplett, the current executive vice president and general manager of the Manufacturing Solutions business, has announced his resignation from Moldflow to pursue personal interests. Tim has been a valuable part of the Moldflow team since our acquisition of American MSI in January 2004 and he was instrumental in the integration of the Altanium hot runner process controller products into the Moldflow family. Tim will transition out of the company over the course of our fourth fiscal quarter. We wish him well in his future endeavors," Thomas concluded.
    All statements relating to the Company's third quarter financial performance contained in this press release are forward-looking, preliminary and may change based on the Company's final review of the results for the third fiscal quarter of 2006. In addition, the guidance regarding the results for the full fiscal year 2006 given on February 2, 2006 no longer represents the view of the Company.
    The Company will hold a conference call on April 14, 2006 at 11:00 a.m. to comment on the matters discussed in this press release. This call can be accessed by dialing (877) 314-4022, conference ID number 8082630. A live Webcast of the conference call, together with this press release, can be accessed through the Company's Website at www.moldflow.com in the Investors section. In addition, the call will be archived for 72 hours and can be accessed by dialing (800) 642-1687, conference ID number 8082630, or can be accessed through the same link. The Company expects to release full third fiscal quarter financials on May 4, 2006 at which time additional commentary on the third quarter and the full 2006 fiscal year will be provided.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design through manufacturing solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow and Altanium are registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include, but are not limited to, those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding: (i) the Company's third quarter of fiscal 2006 financial results, and (ii) the restructuring of the Manufacturing Solutions business unit and any potential charges or cost savings arising out of our restructuring plan. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's third quarter financial results, the risk that the completion of the quarterly closing process will cause actual results to differ from the preliminary results announced today, and (ii) that the restructuring activities will lead to instability in the Company's business which may lead to reduced revenue, that the Company will not realize the anticipated savings from the restructuring plan during the time frame indicated, or at all, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2005 as well as its subsequent quarterly and annual filings. Revenue and earnings guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.



    CONTACT: Moldflow Corporation
             Investor relations contact:
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com